UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  09/21/2005

QUICKSILVER RESOURCES INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-14837

DE	75-2756163
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

777 West Rosedale, Suite 300, Fort Worth, TX 76104
(Address of Principal Executive Offices, Including Zip Code)

817-665-5000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

    Effective as of September 21, 2005, Quicksilver Resources Inc. ("Quicksilver") entered into a Separation Settlement and Complete Release Agreement (the "Separation Agreement") with Mark D. Whitley, Quicksilver's former Vice President - Operations. The Separation Agreement provides that Quicksilver will pay Mr. Whitley $200,000, less applicable state and federal tax deductions. The Separation Agreement also contains Mr. Whitley's release of Quicksilver from all claims regarding his employment or termination of employment. Mr. Whitley has seven days from his execution of the Separation Agreement to revoke it.

    The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits:

      Exhibit Number          Description

         10.1                     Separation Settlement and Complete Release Agreement, dated August 31, 2005, between
                                     Quicksilver Resources Inc. and Mark D. Whitley

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

Date: September 26, 2005.	By:	/s/ Bill Lamkin
Bill Lamkin
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Separation Settlement and Complete Release Agreement, dated August 31, 2005, between Quicksilver Resources Inc. and Mark D. Whitley